Selective Insurance Group, Inc.

40 Wantage Avenue

Branchville, New Jersey 07890

www.selective.com

For release at 4:15 p.m. (EST) on Jan. 31, 2006:

Media Contact: Sharon Cooper

973-948-1324, sharon.cooper@selective.com

Investor Contact: Jennifer DiBerardino

973-948-1364, Jennifer.diberardino@selective.com

Selective Insurance Group Reports

Fourth Quarter and Year-end 2005 Earnings

For 2005

Combined ratio: GAAP: 95.1%; Statutory: 94.6%

Net premiums written up 7%

Investment Income up 16%, after-tax

Return on equity 16%

Branchville, NJ – Jan. 31, 2006 - Selective Insurance Group, Inc. (NASDAQ: SIGI), today reported its financial results for the fourth quarter and year ended Dec. 31, 2005.

Selective Chairman, President and CEO Gregory Murphy stated: “Our unwavering focus on delivering a “high-tech, high-touch” experience to independent agents and their customers was a powerful engine of profitable growth for Selective throughout 2005. Our “brand” or franchise value with agents is the strongest it has ever been, and that relationship translated into commercial lines premium growth of 10% for the year, about ten times higher than Standard & Poor’s industry estimates.

“Commercial lines, which represent 86% of our total premiums, generated a statutory combined ratioi of 93.6% for the year, and 95.8% for the quarter, the 11th consecutive quarter of improved underwriting results, year-on-year. In addition to ongoing underwriting improvements and lower catastrophe losses, investment income was up 16% for the year, after-tax, to $105 million; operating cash flow grew 11% to $407 million; and return on equity was 16%. At our Diversified Insurance Services, revenue from continuing operations was up 14% for 2005 while return on revenue increased to 10%.”

Murphy added: “The tremendous efforts of our employees and agents rewarded shareholders with a 21.9% total return for 2005, including a 16% dividend increase in the third quarter to the current quarterly dividend rate of $0.22. To continue our strong momentum into 2006 and beyond, we have targeted several key initiatives to enhance our strategic advantages and build upon Selective’s competitive strengths. We expect our Market Planning and Knowledge Management programs to significantly expand opportunities for profitable growth, along with our xSELerate technology that connects directly to agency systems to provide real-time customer solutions, and puts Selective on the leading edge of industry automation.”

Fourth quarter 2005 highlights, compared to fourth quarter 2004:

-	Net income down 7% to $41.0 million, or $1.30 per diluted share, reflecting:
o	Capital gains, net of taxes, down from $11.4 million to $3.2 million
o	$2.6 million after-tax loss from sale of managed care subsidiary
-	Operating incomeii increased 23%, to $39.7 million, or $1.26 per diluted share
-	Combined ratio: GAAP 1.8 pts. better to 94.2%; Statutory 0.8 pts. better to 96.5%
-	Net premiums written (NPW) increased 9% to $309.7 million
o	Commercial lines NPW increased 12% to $262.3 million
o	Personal Lines NPW decreased 7% to $47.4 million
-	Investment income, after-tax, increased 16% to $29.4 million
-	Operating cash flow up 26% to $127.5 million
-	Total revenue increased 4% to $431.7 million

2005 highlights, compared to 2004:

-	Net income increased 15% to $148.5 million, or $4.69 per diluted share
-	Operating income grew 24% to $138.1 million, or $4.36 per diluted share
-	Combined ratio: GAAP 1.8 pts. better to 95.1%; Statutory 1.3 pts. better to 94.6%
-	NPW increased 7% to $1.5 billion

o	Commercial lines NPW increased 10% to $1.3 billion
o	Personal lines NPW decreased 10% to $200.8 million
-	Investment income, after-tax, increased 16% to $104.8 million
-	Operating cash flow up 11%, to $406.8 million
-	Total revenue increased 8% to $1.7 billion

At Dec. 31, 2005, Selective’s assets were up 12% for the year to $4.4 billion, including $3.2 billion in the company’s investment portfolio; stockholders’ equity was up 11% to $981.1 million; and book value per share increased 10% to $34.68. The Board of Directors declared a $0.22 per share quarterly cash dividend on its common stock payable March 1, 2006 to stockholders of record on Feb. 15, 2006.

The supplemental investor packet, including financial information that is not part of this press release, is available on the Investors page of Selective’s public website at www.selective.com. Selective’s quarterly analyst conference call will be simulcast at 8:30 a.m. EST, on Feb. 1, 2006, at www.selective.com. The webcast will be available for rebroadcast until the close of business on March 1, 2006.

Selective Insurance Group, Inc., rated “A+” (Superior) by A.M. Best, is a holding company for six property and casualty insurance companies that offer primary and alternative market insurance, through independent agents, for commercial and personal risks, and flood insurance underwritten by the National Flood Insurance Program. Through other subsidiaries, the company offers claims, human resources and risk management services. Selective maintains a website at www.selective.com

In this press release, Selective and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections regarding Selective’s future operations and performance. Such statements are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995, which provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. These forward-looking statements are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,”

“estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. Selective and its management assume no obligation to update these forward-looking statements due to changes in underlying factors, new information, future developments or otherwise.

Selective and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in Selective’s future performance. Factors that could cause Selective’s actual results to differ materially from those indicated by such forward-looking statements, include, among other things, those discussed or identified from time to time in our public filings with the United States Securities and Exchange Commission (“SEC”) and those associated with:

•	the frequency and severity of catastrophic events, including hurricanes, tornadoes, windstorms, earthquakes, hail, severe winter weather, fires, explosions and terrorism;
•	adverse economic, market or regulatory conditions;
•	the concentration of our business in a number of East Coast and Midwestern states;
•	the adequacy of our loss reserves;
•	the cost and availability of reinsurance;
•	our ability to collect on reinsurance and the solvency of our reinsurers;
•	uncertainties related to insurance rate increases and business retention;
•

changes in insurance regulations that impact our ability to write and/or cease writing insurance policies in one or more states particularly changes in New Jersey automobile insurance laws and regulations;

•	our ability to maintain favorable ratings from A.M. Best, S&P, Moody’s and Fitch;
•	fluctuations in interest rates and the performance of the financial markets which may affect our investment income; and
•	our entry into new markets and businesses.

Selective’s SEC filings can be accessed through the Investors and Corporate Governance sections of the Company’s website, www.selective.com, or through the SEC’s EDGAR Database at www.sec.gov (Selective EDGAR CIK No. 0000230557).

Selective Insurance Group, Inc. (Nasdaq: SIGI) *
GAAP Highlights and Reconciliation of Non-GAAP Measures to Comparable
GAAP Measures
(in thousands, except per share data)
3 months ended December 31:	2005	2004
Net premiums written	$309,673	284,185
Net premiums earned	363,759	340,024
Net investment income	38,086	33,272
Diversified insurance services revenue from continuing operations	23,842	21,998
Total revenues	431,678	413,968

Operating income	39,714	32,370
Capital gain, after-tax	3,203	11,346
Gain on Discontinued Operations, net of tax	755	193
Loss on disposal of Discontinued Operations, net of tax	(2,634)	-
Net income	$41,038	43,909

Statutory combined ratio	96.5	97.3
GAAP combined ratio	94.2	96.0

Operating income per diluted share	$1.26	1.02
Net income per diluted share	1.30	1.38
Weighted average diluted shares	32,254	32,491
Book value per share	34.68	31.57
Catastrophe losses, after tax	$1,909	(657)
Diversified insurance services return on revenue from continuing operations	10.6%	10.4

12 months ended December 31:	2005	2004
Net premiums written	$1,459,474	1,365,148
Net premiums earned	1,418,013	1,318,390
Net investment income	135,950	120,540
Diversified insurance services revenue from continuing operations	98,711	86,484
Total revenues	1,671,012	1,553,624

Operating income	138,051	111,196
Capital gain, after-tax	9,401	15,981
Gain on Discontinued Operations, net of tax	3,180	1,462
Loss on disposal of Discontinued Operations, net of tax	(2,634)	-
Cumulative effect of change in accounting principle, net of tax	495	-
Net income	$148,493	128,639

Statutory combined ratio	94.6	95.9
GAAP combined ratio	95.1	96.9

Operating income per diluted share	$4.36	3.53
Net income per diluted share	4.69	4.07
Weighted average diluted shares	32,354	32,378
Book value per share	34.68	31.57
Catastrophe losses, after tax	$3,034	12,004
Diversified insurance services return on revenue from continuing operations	10.0%	9.1

*All amounts included in this release exclude inter-company transactions.

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i Selective makes extensive use of Statutory accounting information in the management of the Insurance Operations which are regulated based on Statutory Accounting Principles (SAP). Unlike GAAP, SAP recognizes underwriting expenses when incurred and the underwriting expense ratio is calculated using net premiums written.

ii Operating income is net income excluding the after-tax impact of net realized investment gains (losses), discontinued operations, and the cumulative effect of change in accounting principle.

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